UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.        )

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Leeward Investment Trust

___________________________

(Name of the Registrant as Specified In Its Charter)

___________________________

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Ultra Short Prime Fund
A series of the Leeward Investment Trust
116 South Franklin Street
Rocky Mount, North Carolina 27804
Tel (800) 773-3863 Fax (919) 882-9281

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NOTICE OF MEETING

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September 5, 2017

The Leeward Investment Trust (the "Trust"), on behalf of the Ultra Short Prime Fund (the "Fund"), a series of the Trust, will hold a Special Meeting of Shareholders of the Fund on September 18, 2017 at 3:00 p.m. Eastern Time (the "Special Meeting"). The Special Meeting will take place at the offices of The Nottingham Company, 116 South Franklin Street, Rocky Mount, North Carolina 27804 for the following purposes:
1.	To approve an Investment Advisory Agreement for the Fund with Western Asset Management Company ("Western"), the Fund's proposed investment advisor;

2.	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on August 1, 2017 are entitled to notice of and to vote at the Special Meeting. Returning your proxy does not deprive you of your right to attend the Special Meeting and to vote your shares in person.

Leeward Investment Trust

/s/ Matthew J. Beck

Matthew J. Beck
Secretary

Important Note: Voting your proxy is important. To vote your shares at the Special Meeting (other than in person at the Special Meeting), a shareholder must return a proxy. The return envelope enclosed with the proxy requires no postage if mailed in the United States. By promptly returning the enclosed proxy, you can help us avoid the necessity and expense of sending follow-up letters to ensure a quorum. If you are unable to attend the Special Meeting, please mark, sign, date, and return the enclosed proxy so that the necessary quorum may be present at the Special Meeting. Proxies may also be submitted by facsimile and electronic mail. See "Voting Procedures" in the Proxy Statement for additional information.

Ultra Short Prime Fund
A series of the Leeward Investment Trust
116 South Franklin Street
Rocky Mount, North Carolina 27804
Tel (800) 773-3863 Fax (919) 882-9281

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PROXY STATEMENT
__________________________________

September 5, 2017

The Leeward Investment Trust (the "Trust"), a Delaware statutory trust, on behalf of the Ultra Short Prime Fund (the "Fund"), a series of the Trust, will hold a Special Meeting of Shareholders on September 18, 2017 at 3:00 p.m. Eastern Time (the "Special Meeting") for the purposes set forth in the accompanying notice. The Special Meeting will take place at the Trust's principal office, which is located at the offices of The Nottingham Company, 116 South Franklin Street, Rocky Mount, North Carolina 27804. The Trust's telephone number is (800) 773-3863.
Shareholders of record of the Fund at the close of business on August 1, 2017 (the "Record Date") are entitled to vote at the Special Meeting. This Proxy Statement is provided in connection with the solicitation of proxies by the Trust's Board of Trustees and is first being sent to shareholders on or about the date noted above. Proxies in the accompanying form that are signed, returned, and not revoked will be voted at the Special Meeting. Where you make a specification by means of a signed proxy, your proxy will be voted in accordance with your specification. If you make no specification on a signed proxy, your proxy will be voted in favor of approving a proposed Investment Advisory Agreement for the Fund, as summarized below in the Proposal. Unsigned proxies will not be counted as present at the Special Meeting.
A return envelope, which does not require further postage if mailed within the United States, has been included with the proxy for your convenience. Proxies submitted by mail should be sent via the return envelope. Proxies may also be submitted by phone to 1-800-690-6903 or by email to shareholders@ncfunds.com.
This Proxy Statement is being furnished by the Fund to its shareholders in connection with its upcoming Special Meeting. The Board of Trustees is soliciting the proxies of the Fund's shareholders as of the Record Date with respect to each proposal indicated in the table below.
Fund	Proposals
Ultra Short Prime Fund	To approve an Investment Advisory Agreement for the Fund with Western Asset Management Company, the Fund's proposed investment adviser.

Ultra Short Prime Fund
A series of the Leeward Investment Trust
116 South Franklin Street
Rocky Mount, North Carolina 27804
Tel (800) 773-3863 Fax (919) 882-9281

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OTHER INFORMATION
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September 5, 2017

Voting Securities
The Ultra Short Prime Fund (the "Fund") is a series of the Leeward Investment Trust (the "Trust"), an open-end registered investment company that has the authority to issue an unlimited number of shares. As of August 1, 2017 (the "Record Date"), there were 30,646,167.16 shares of the Fund outstanding and entitled to vote at the Special Meeting of Shareholders on September 18, 2017 (the "Special Meeting").  Shareholders are entitled to one vote for each full share and a proportionate vote for each fractional share held as of the Record Date.
Principal Holders of Voting Securities
To the best knowledge of the Trust, the following tables contain information regarding the ownership of the Fund as of the Record Date by any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who is known to the Trust to be the beneficial owner of more than five percent of any class of shares of the Fund. As of the Record Date, the Fund's Trustees and officers did not own shares of the Fund.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent
Solano County Treasurer Tax Collector – County Clerk Attn: Wanda Wheeler 675 Texas Street, Suite 1900 Fairfield, CA 94533	10,082,603.48 Shares	33%
Mendocino County Treasurer 501 Low Gap Road Ukiah, CA 95472	10,032,574.35 Shares	33%
Calaveras County 891 Mountain Ranch Road San Andreas, CA 95249	5,518,307.05 Shares	18%
City of Sacramento Attn: John Colville 915 I Street, 3rd Floor #0900 Sacramento, CA 95814-2604	5,012,682.28 Shares	16%

Shareholders owning more than 25% of the shares of the Fund are considered to "control" the Fund, as that term is defined under the Investment Company Act of 1940 (the "1940 Act"). Persons controlling the Fund can determine the outcome of any proposal submitted to the shareholders for approval.

Voting Procedures
Shareholders may vote by submitting a proxy to the Fund or by attending the Special Meeting and voting in person. In order to submit a proxy, a shareholder may mark, sign, and date the enclosed proxy and return it to the Fund using the enclosed envelope. No postage is required if the proxy is mailed in the United States. In the alternative, completed proxies may also be submitted by phone to 1-800-690-6903 or by email to shareholders@ncfunds.com.
The holders of a majority of the outstanding shares of the Fund entitled to vote at the Special Meeting (a "quorum") must be present (in person or by proxy) in order to conduct business at the Special Meeting.
A quorum being present, a vote of the holders of the lesser of (i) at least 67% of the shares entitled to vote, if at least 50% of the outstanding voting securities of the Fund are present or represented by proxy) at the Special Meeting with respect to the Fund or (ii) more than 50% of the outstanding voting securities of the Fund, as defined in Section 2(a)(42) of the 1940 Act, is required for approval of the proposal.
The duly appointed proxy or authorized persons may, at their discretion, vote upon such other matters as may properly come before the Special Meeting
Shareholder Proposals
The Fund has not received any shareholder proposals for this Special Meeting. Under the proxy rules of the U.S. Securities and Exchange Commission, shareholder proposals may, under certain conditions, be included in the Fund's proxy materials for a particular meeting. Under these rules, proposals submitted for inclusion in the Fund's proxy materials must be received within a reasonable period of time before the Fund begins to print and mail its proxy materials. The submission by a shareholder of a proposal for inclusion in a proxy statement does not guarantee that it will be included. Shareholder proposals are subject to certain regulations under federal securities laws relating to inclusion.
A shareholder proposal intended to be presented at any future meetings of the Fund's shareholders should be sent to Nottingham Shareholder Services, LLC, Post Office Box 4365, Rocky Mount, North Carolina 27803-0365. The Fund does not hold annual meetings of shareholders.
Revocation of Proxy
A shareholder who executes a proxy may revoke it at any time before it is exercised by submitting a new proxy to the Fund or by attending the Special Meeting and voting in person. A new proxy can be submitted by any of the same means by which the original proxy could be submitted: mail, phone, or email. In addition, a shareholder may revoke a proxy by delivering a written notice to Kellie Masters of Nottingham Shareholder Services, LLC, either at the Special Meeting or, prior to the meeting date, by (i) mail to the offices of Nottingham Shareholder Services, LLC, Post Office Box 4365, Rocky Mount, North Carolina 27803-0365; (ii) phone to 1-800-690-6903; or (iii) electronic mail to shareholders@ncfunds.com.
Proxy Solicitation; Expenses
The Fund's Board of Trustees is making this solicitation of proxies. Solicitation will be made primarily by mail, but may also be made by telephone, facsimile, electronic mail, or personal interview conducted by certain officers or employees of the Fund and the Advisor without additional compensation or, if necessary, a commercial firm retained for this purpose. The Fund will bear all of the costs of soliciting proxies from shareholders, including the cost of assembling and mailing this Proxy Statement and the enclosed materials for the Fund. The Fund estimates that it will spend less than $25 in total costs for soliciting shareholder proxies, all of which will be for printing and postage to the Fund's several shareholders.
The Fund's Investment Adviser and Administrator
The current investment adviser for the Fund is Chandler Asset Management Inc., with an address at 40A Grove Street, Pittsford, New York 14534.

The Fund's administrator is The Nottingham Company with an address at 116 South Franklin Street, Rocky Mount, North Carolina 27804.

Annual Report
The Fund's Annual Report for the fiscal period ended June 30, 2017, including audited financial statements, was mailed to shareholders of record on or about August 30, 2017. The Fund will furnish, without charge, a copy of the Annual Report and the Semi-Annual Report to a shareholder upon request to the Fund by writing Kellie Masters at Nottingham Shareholder Services, LLC, Post Office Box 4365, Rocky Mount, North Carolina 27803-0365 or by calling the Fund toll-free at 1-800-773-3863.
Householding
As permitted by law, only one copy of this Proxy Statement is being delivered to shareholders residing at the same address, unless such shareholders have notified the Fund of their desire to receive multiple copies of the Proxy Statement.. If you would like to receive an additional copy, please contact the Fund by writing Kellie Masters at Nottingham Shareholder Services, LLC, Post Office Box 4365, Rocky Mount, North Carolina 27803-0365 or by calling the Fund toll-free at 1-800-773-3863.  The Fund will then promptly deliver a separate copy of the Proxy Statement to any shareholder residing at an address to which only one copy was mailed. Shareholders wishing to receive separate copies of the Fund's reports and proxy statements in the future, and shareholders sharing an address that wish to receive a single copy if they are receiving multiple copies should also direct requests as indicated.
Other Business
Fund management knows of no other business to be presented at the Special Meeting other than the matters set forth in this Proxy Statement. In the event that any matters other than those referred to in the accompanying Notice should properly come before and be considered at the Special Meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.
Please complete the enclosed proxy and return it promptly. You may revoke your proxy at any time prior to the Special Meeting by following the revocation procedures detailed above.

September 5, 2017

By Order of the Board of Trustees

/s/
Theo H. Pitt
Chairman

Important Notice Regarding the Availability of Proxy Materials For The Shareholder Meeting to Be Held on September 18, 2017: The proxy statement is available at www.ncfunds.com/ultraprimeproxy/

Ultra Short Prime Fund
A series of the Leeward Investment Trust
116 South Franklin Street
Rocky Mount, North Carolina 27804
Tel (800) 773-3863 Fax (919) 882-9281

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PROPOSAL

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September 5, 2017

Proposal to Approve an Investment Advisory
Agreement between the Fund and Western

The Board of Trustees is proposing the approval of an Investment Advisory Agreement between the Ultra Short Prime Fund (the "Fund") and Western Asset Management Company ("Western").  The Fund commenced operations on November 16, 2016.
The Current Investment Advisory Agreement
The current Investment Advisory Agreement ("Current Agreement") between the Fund and Chandler Asset Management Inc. ("Chandler") was approved by the Board of Trustees at an organizational meeting held on August 18, 2016, and subsequently approved by the Fund's initial shareholder.
Under the terms of the Current Agreement, Chandler is entitled to a monthly fee from the Fund equal to 0.09% of the current annualized rate of the Fund's average daily net assets on the first $500 million in assets, and 0.08% of the so calculated daily net assets on all assets over $500 million, which is the same management fee being proposed by Western.  No management fee increase is being proposed.
As of August 31, 2017, no advisory fees have been paid to Chandler during the current fiscal period or during the prior fiscal year. All advisory fees due to Chandler during these periods was waived under an Expense Limitation Agreement with the Fund, designed to limit the Fund's expenses, and Chandler will not recoup such expenses.
The Proposed Investment Advisory Agreement
In July of 2017, Chandler expressed that it no longer believed that it was in a position to continue marketing the Fund, and that it intended to resign as investment advisor to the Fund, pending the nomination of a new investment adviser. In consultation with the Trustees, the Fund's administrator sought potential investment advisors to provide services to the Fund.  During this process, Western expressed interest in being named the Fund's investment advisor, and assuming Chandler's role in managing the portfolio and marketing the Fund.  Given Western's experience in managing strategies similar to the Fund and its interest in providing services to the Fund, the Board did not consider alternatives to Western to serve as investment advisor.
The Board is proposing that shareholders approve Western to replace Chandler in providing services to the Fund. When evaluating the reasonableness of the proposed Investment Advisory Agreement with Western (the "Proposed Agreement"), the Board of Trustees considered multiple factors related to the reasonableness of the Proposed Agreement, as further described below, including the nature of the services provided by Western, as well as the costs of such services and the profits to be realized by Western in providing such services. If the Proposed Agreement is approved, Western will pursue the investment strategies of the Fund by employing the methodologies described in the Fund's Prospectus.
If approved by shareholders, the Proposed Agreement will take effect as soon as practicable following approval.
No changes are being proposed to the Fund's shareholder fees and pro forma annual operating expenses under the Proposed Agreement. Under the terms of the Proposed Agreement, Western will be entitled to a monthly fee from the Fund equal to 0.09% of the current annualized rate of the Fund's average daily net assets on the first $500 million in assets, and 0.08% of the so calculated daily net assets on all assets over $500 million. The Administrator also plans to enter into an Expense Limitation Agreement with the Fund identical to the one currently in place with Chandler, with the goal of keeping the Fund's operating expenses at the current limit.

Other Material Terms of the Proposed Investment Advisory Agreement

The Proposed Agreement, if approved by shareholders as proposed, will provide that the agreement is effective for an initial two-year period and will be renewed thereafter only so long as such renewal and continuance is specifically approved at least annually by the Trustees, provided the continuance is also approved by a majority of the Trustees who are not parties to the agreement or interested persons of any such party. The Proposed Agreement is terminable without penalty by the Trust upon 60 calendar days' written notice by the Trustees or by vote of a majority of the outstanding voting securities or upon 60 calendar days' written notice by Western. The Proposed Agreement provides that it will terminate automatically in the event of its "assignment," as defined in the Investment Company Act of 1940 (the "1940 Act").
Like the Current Agreement, the Proposed Agreement, if approved by shareholders as proposed, will continue to provide that Western is not liable for any error of judgment or for any loss suffered by the Fund in connection with the performance of the agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services, or a loss resulting from willful misfeasance, bad faith, or gross negligence on the part of Western in the performance of its duties, or from its reckless disregard of its duties and obligations under the agreement.
The Proposed Agreement is attached to this Proxy Statement as Attachment A. Please take the time to read the Proposed Agreement. The description of the agreement in this Proxy Statement is only a summary. If the Proposed Agreement with Western is not approved by shareholders, the Board of Trustees will consider other options, including a new or modified request for shareholder approval of a new advisory agreement.
About Western
Western is an investment advisory firm registered with the U.S. Securities and Exchange Commission (the "SEC"). They seek to provide portfolio management to the Fund.
Western is a corporation formed under the laws of the State of California. Western is owned by Legg Mason, Inc., its Sole Shareholder. The names, addresses, titles, and principal occupations of the officers of Western are set forth below:
Name and Address	Title	Principal Occupation
James Hirschmann 385 E. Colorado Blvd. Pasadena, CA 91101	Director, Chief Executive Officer, and President	CEO, Western
Bruce Alberts 385 E. Colorado Blvd. Pasadena, CA 91101	Chief Financial Officer	CFO, Western
Kevin Ehrlich 385 E. Colorado Blvd. Pasadena, CA 91101	Chief Compliance Officer	CCO, Western
Charles Ruys De Perez 385 E. Colorado Blvd. Pasadena, CA 91101	General Counsel and Secretary	General Counsel, Western
Jennifer Williams Murphy 385 E. Colorado Blvd. Pasadena, CA 91101	Director and Chief Operating Officer	COO, Western
Marzo Bernardi 385 E. Colorado Blvd. Pasadena, CA 91101	Director of Client Service and Marketing	Director, Western
Dennis Macnamara 385 E. Colorado Blvd. Pasadena, CA 91101	Director of Portfolio Operations	Director, Western

No officer or Trustee of the Fund has any interest in Western or its affiliates or serves in any capacity at Western.

Western provides sub-advisory services to Western Asset Institutional Liquid Reserves Fund, a fund with similar investment objectives to the Fund.  However, unlike the Fund, the Western Asset Institutional Liquid Reserves Fund is a money market fund operating pursuant to Rule 2a-7 under the 1940 Act.  Therefore, the Western Asset Institutional Liquid Reserves Fund's investments and management are more restrictive than those of the Fund, which is not a money market fund and does not comply with the terms of Rule 2a-7.  As of February 28, 2017, the net assets of the Western Asset Institutional Liquid Reserves Fund were $972,984,293.  For its services, Western receives a fee equal to 70% of the management fee paid to the advisor by the Western Asset Institutional Liquid Reserves Fund, net of any waivers and expense reimbursements, which was $5,203,891.70 for the fiscal year ended August 31, 2016.

Evaluation by the Board of Trustees
At a meeting of the Board of Trustees on August 8, 2017, the Board of Trustees, including the Independent Trustees (each of whom is not an "interested person," as defined under the 1940 Act) considered whether to approve the Proposed Agreement for the Fund. In considering whether to approve the Proposed Agreement, the Trustees reviewed and considered the information they deemed reasonably necessary, including the following material factors: (1) the nature, extent, and quality of the services to be provided by Western; (2) the investment performance of the Fund and Western; (3) the costs of the services to be provided and profits to be realized by Western and its affiliates from the relationship with the Fund; (4) the extent to which economies of scale would be realized as the Fund grows and whether advisory fee levels reflect those economies of scale for the benefit of the Fund's investors; (5) Western's practices regarding brokerage and portfolio transactions; and (6) Western's practices regarding possible conflicts of interest.
At the meeting, the Trustees reviewed various informational materials, including, but not limited to: the Current Agreement and the Proposed Agreement; a memorandum from Western to the Trustees explaining the rationale for the Proposed Agreement; and a memorandum from the Fund's legal counsel explaining the duties of the Trustees in reviewing the Proposed Agreement. The memorandum from Western to the Trustees contained information about the advisory firm and its business, finances, personnel, services to the Fund, investment advice, fees, and compliance program.  The Trustees' review of Western's compliance program included a review of a summary of Western's written compliance policies and procedures adopted pursuant to Rule 206(4)-7 of the Investment Advisers Act of 1940.  The memorandum also contained information on Fund expenses, including comparative expense ratio information for other mutual funds with strategies similar to the Fund.
The Trustees also reviewed a memorandum from the Fund's legal counsel that summarized the fiduciary duties and responsibilities of the Board of Trustees in reviewing and approving the Proposed Agreement, including the types of information and factors that should be considered in order to make an informed decision. In addition, the Trustees consulted with separate independent legal counsel retained by them regarding their consideration of the Proposed Agreement for the Fund.
(1)
The nature, extent, and quality of the services provided by Western. In considering the nature, extent, and quality of the services provided by Western, the Trustees considered the responsibilities of Chandler under the Current Agreement, as well as the nature, extent, and quality of the services offered by Western to the Fund under the Proposed Agreement. In that regard, the Trustees reviewed the services to be provided by Western to the Fund, including, without limitation, the quality of its investment advisory services.  The Board noted the backgrounds of the investment personnel of Western who would be responsible for the day-to-day management of the Fund, as well as its experience managing funds with similar investment objectives to the Fund. The Board considered the support and assistance provided by the management parent of Western. The Board also considered Western's proposed efforts to promote the Fund, grow the assets of the Fund, and otherwise assist in the distribution of the Fund's shares out of its own resources, as well as its prior success in growing assets of other funds it advised.  The information reviewed by the Board included the services to be provided by Western (including the relevant personnel responsible for these services and their experience) and compared the quality of services provided by Western to the quality of services provided by its peers to comparable funds.  After comparing the quality of services to its peers, the Board determined that the quality of services provided by Western was satisfactory.

After reviewing the foregoing information and further information in the memorandum from Western (e.g., descriptions of Western's investment process, business, Western's compliance programs, and Western's registration documents on file with the SEC), the Board of Trustees concluded that the nature, extent, and quality of the services provided by Western would be satisfactory and adequate for the Fund.
(2)
The investment performance of the Fund and Advisor. In this regard, the Trustees discussed Western's experience managing investments and reviewed the performance of similar funds managed by Western.  The Trustees also reviewed the performance of other accounts with similar investment strategies of the Fund.  In reviewing Western's experience, it was noted that the Western Asset Institutional Liquid Reserves, a fund with a similar investment objective to the Fund, was ranked 4 out of 110 for the one-year period, 3 out of 98 for the five year, and 1 among 84 prime institutional money market funds by iMoneyNet based on its total return ending June 30, 2017. After reviewing the prior performance of Western, Western's experience, and other factors, the Board concluded that the investment performance of Western was satisfactory.

(3)
The costs of the services to be provided and profits to be realized by Western and its affiliates from the relationship with the Fund. In considering the costs of the services to be provided and profits to be realized by Western and its affiliates from the relationship with the Fund, including any indirect benefits derived by Western from the relationship with the Fund, the Trustees first noted that management fee for the Fund under the Agreement would not be increased.

In considering the profitability of Western in providing the services contemplated under the Proposed Agreement, the Board of Trustees considered the nature of the services to be provided by Western. In particular, the Trustees noted that, as presented at the Board Meeting, Western would be responsible for pursuing the Fund's investment strategies by using the methodologies described in the Fund's prospectus.
The Trustees reviewed and discussed the financial stability and profitability of Western. The Board considered that Western provided historic and pro forma financial statements and other information bearing on financial viability, potential profitability, and other financial considerations.  The Board also considered whether Western would be well capitalized going forward based on the commitments of its owners.  The Board noted that the overall management fee structure reflects an appropriate level of sharing of any economies of scale under current circumstances. The Board also considered any indirect benefits expected to be realized by Western and its affiliates from its relationship with the Fund, such as greater awareness of Western in the marketplace due to its relationship with the Fund.
The Trustees then compared the fees and expenses of the Fund (including the management fee) to other funds comparable in terms of the type of the Fund, the nature of its investment strategies, and their style of investment management, among other factors. It was noted that the proposed management fee was a monthly fee from the Fund equal to 0.09% of the current annualized rate of the Fund's average daily net assets on the first $500 million in assets, and 0.08% of the so calculated daily net assets on all assets over $500 million, and that this was comparable to those of the Lipper peer group average. It was also noted that the expense ratio would remain the same, as the Administrator was proposing to assume Chandler's expense limitation agreement at the same rate. The Trustees pointed out that the Fund was smaller than the industry average and most of the comparable funds that had been identified.
Following this comparison and upon further consideration and discussion of the foregoing, the Board of Trustees concluded that the fees to be paid to Western by the Fund were fair and reasonable in relation to the nature and quality of the services provided by Western and that they reflected charges that were within a range of what could have been negotiated at arm's length.
(4)
The extent to which economies of scale would be realized as the Fund grows and whether the advisory fee levels reflect these economies of scale for the benefit of the Fund's investors. The Trustees reviewed the Fund's fee arrangement with Western in order to evaluate the extent to which economies of scale would be realized as the Fund grows and whether the advisory fee levels reflect these economies of scale for the benefit of the Fund's investors. The Trustees reviewed the fee arrangements for breakpoints or other provisions that would allow the Fund's shareholders to benefit from economies of scale as the Fund grows. The Trustees determined that the maximum management fee would fall when the Fund reached $500 million in assets and, therefore, reflected some economies of scale. The Trustees noted that, given the Fund's asset levels, economies of scale beyond this first tier were unlikely to be achievable in the near future. It was pointed out that further breakpoints in the advisory fee could be reconsidered in the future.

The Trustees noted that the Administrator was proposing to be contractually bound to limit the Fund's expenses through an Expense Limitation Agreement.  The Trustees noted the one-year term of the Expense Limitation Agreement but also noted that the Administrator intended to renew the Expense Limitation Agreement in the future. The Trustees determined that these arrangements provided potential savings for the benefit of the Fund's investors.
Following further discussion of the Fund's asset levels, expectations for growth, and fee levels, the Board of Trustees determined that the Fund's fee arrangements were fair and reasonable at the present time in relation to the nature and quality of the services provided by Western.
(5)
Western's practices regarding brokerage and portfolio transactions. In considering Western's practices regarding brokerage and portfolio transactions, the Trustees considered Western's standards, and performance in utilizing those standards, for seeking best execution for Fund portfolio transactions. The Trustees also considered the projected portfolio turnover rate for the Fund; the method and basis for selecting and evaluating the broker-dealers used; the process by which evaluations are made of the overall reasonableness of commissions paid; the method and basis for selecting and evaluating the broker-dealers used; any anticipated allocation of portfolio business to persons affiliated with Western; and the extent to which the Fund allocates portfolio business to broker-dealers who provide research, statistical, or other services (soft dollars).  It was noted that no commissions were paid to any broker affiliated with Western.  After further review and discussion, the Board of Trustees determined that Western's practices regarding brokerage and portfolio transactions were satisfactory.

(6)
Western's practices regarding conflicts of interest. In considering Western's practices regarding conflicts of interest, the Trustees evaluated the potential for conflicts of interest and considered such matters as the experience and ability of the advisory personnel assigned to the Fund; the basis of decisions to buy or sell securities for the Fund and the substance and administration of Western's code of ethics. Following further consideration and discussion, the Board of Trustees indicated that Western's standards and practices relating to the identification and mitigation of possible conflicts of interests were satisfactory.

Having requested and received such information from Western as the Trustees believed to be reasonably necessary to evaluate the terms of the Proposed Agreement, and as assisted by the advice of the Trust's counsel, the Board of Trustees, including the Independent Trustees, approved the Proposed Agreement and voted to recommend it to the shareholders of the Fund for approval.
Conclusion
The Board of Trustees believes approval of the Proposed Agreement will be in the best interests of both the Fund and its shareholders. The Board of Trustees recommends voting FOR this proposal. In the event that the proposal is not approved by the Fund's shareholders, the Board of Trustees will then consider what action, if any, should be taken with respect to the Fund.

ATTACHMENT A

INVESTMENT MANAGEMENT AGREEMENT

This Agreement is made and entered into this _____day of _________, 20____, by and between ___________("Client"), a __________having its principal offices at ____________________, and Western Asset Management Company ("Investment Manager"), a California corporation presently having its principal offices at 385 East Colorado Boulevard, Pasadena, California 91101.
WHEREAS, Client desires to employ Investment Manager as its investment adviser with respect to the following accounts_______________________________________________________________ (hereinafter collectively referred to as the "Account"), and, Investment Manager desires to provide investment management services to Client on the following terms and conditions.
NOW, THEREFORE in consideration of the mutual covenants hereinafter contained, the parties hereto mutually agree as follows:
1. Appointment and Acceptance.  Client, being duly authorized, hereby employs and appoints Investment Manager as investment adviser for the Account.  By execution of this Agreement, Investment Manager accepts the appointment as investment adviser and agrees to supervise and direct (or make recommendations with respect to) the investments of the Account in accordance with the investment objectives and guidelines of Client, attached hereto as Exhibit A, and as may be amended and delivered in writing from time to time by Client to Investment Manager (the "Guidelines"), such Guidelines to be considered an integral part of this Agreement and are incorporated herein.
2. Authority.  Investment Manager shall have sole power and discretionary authority with respect to the Account from the effective date hereof.  Such power and discretionary authority shall include the following, to the extent permitted in the Guidelines:
a.
The Investment Manager, as agent and attorney-in-fact with respect to the Account, shall have full power to supervise and direct the investment and reinvestment of the assets in the Account, and to engage in such transactions on behalf of the Account as the Investment Manager may deem appropriate, in its absolute discretion.  The Investment Manager may buy, sell, convert, hold or otherwise trade in any fixed income securities, including, without limitation, bonds, non-convertible preferred stocks, money market instruments and other securities as permitted under the Guidelines, outright, under agreements to resell or in futures and options contracts thereon.  The Manager shall also have the power to engage in foreign exchange, futures market and derivatives transactions, to the extent provided by the Guidelines.  If Investment Manager engages in transactions involving futures and options contracts, such transactions will be entered into for hedging purposes and/or as a part of Investment Manager's overall portfolio strategy.

b.
The Investment Manager may invest or reinvest any or all of the assets of the Account in registered investment companies or other commingled vehicles for which Investment Manager or its affiliates serves as investment advisor.

c.	The Investment Manager may place orders for the execution of securities transactions with or through such brokers, dealers or issuers as Investment Manager may select.
d.
Investment Manager may execute on behalf of the Client certain agreements, instruments and documents in connection with the services performed by it under this Agreement.  These may include, without limitation, brokerage agreements, clearing agreements, account documentation, futures and options agreements, swap agreements, other investment related agreements and any other agreements, documents or instruments the Investment Manager believes are appropriate or desirable in performing its duties under this Agreement.

e.
The Investment Manager may appoint one or more of its affiliates as its agent and may delegate the exercise of all or any of the Investment Manager's powers, discretion and duties in relation to the management of the portfolio to such affiliate(s).  The Investment Manager agrees to be responsible for all actions or omissions of such affiliate(s) as if the Investment Manager had acted (or failed to act) itself.

f.	The Investment Manager may take such other action as it may deem necessary or desirable to carry out the purposes and intents of this Agreement.
3. Obligations and Duty of Care of Investment Manager.  Investment Manager shall render to Client regularly a written inventory of the investments of the Account.  Investment Manager shall also provide Client with a report of the status of the Account as agreed to by the Client and the Investment Manager at reasonable intervals.  It is agreed that the standard of care imposed upon Investment Manager under this Agreement shall be that Investment Manager is required to act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, consistent with its obligations as a fiduciary under the Federal Securities Laws.  Except for gross negligence or malfeasance, or violation of applicable law, neither Investment Manager nor any of its officers, directors or employees shall be liable hereunder for any action performed or omitted to be performed or for any errors of judgment in managing the Account.  The Federal and State Securities Laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which Client may have under any Federal or State Securities Laws.
4. Representations by Client.  Client represents and confirms that the employment of Investment Manager is authorized by due corporate or other authorization and that the terms hereof do not violate any obligation by which Client is bound, whether arising by contract, operation of law or otherwise, and, if Client is a corporation or trust, that (a) this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon Client in accordance with its terms, and (b) Client will deliver to Investment Manager such evidence of such authority as Investment Manager may reasonably require, whether by way of a certified resolution or otherwise.
Client represents and warrants that either it is not an employee benefit plan as that term is defined under the Employee Retirement Income Security Act of 1974 ("ERISA") or that under the provision of the instrument governing the Account it is a plan (fiduciary) with respect to the Account as that term is defined under ERISA.  If the Account is subject to ERISA, Client represents that it will maintain any bond required in connection with the Account under the provisions of ERISA or other applicable law and will include within its coverage Investment Manager and any of its personnel as may be required.  Client represents that it will promptly provide Investment Manager with appropriate documents evidencing such coverage upon request.
Client represents and warrants that it is a "qualified institutional buyer" as that term is defined in the Securities Act of 1933, as amended.  Client represents that it is a Qualified Eligible Person, as defined in Rule 4.7 promulgated by the Commodities Futures Trading Commission, and that it consents to being treated as a Qualified Eligible Person by the Investment Manager in relation to the trading of futures, options and other derivatives under this Agreement.  Client further represents that it is either properly registered with the National Futures Association or that it is not required to be so registered.
Client agrees to notify Investment Manager immediately if any of the foregoing representations and warranties become untrue or are no longer correct.
5. Representations by Investment Manager.  By execution of this Agreement, Investment Manager represents and confirms that it is registered as an investment adviser under the Investment Advisers Act of 1940 and that with respect to the performance of its duties hereunder with respect to the Account (if it is a covered employee benefit plan) Investment Manager is a "fiduciary" as that term is defined under ERISA.
6. Information Concerning Investment Manager.  Client acknowledges that prior to its execution and delivery of this Agreement it received a copy of Part II of Investment Manager's Form ADV or a brochure meeting the requirements of Rule 2043 under the 1940 Act which describes the services provided by the Investment Manager and certain additional information about the Investment Manager.  If such form or brochure was not received at least 48 hours prior to execution of this Agreement, client shall be entitled to terminate this Agreement without obligation within five business days of execution.

7. Transaction Procedures.  All transactions will be consummated by payment to, or delivery by Client, or such other party as Client may designate in writing (the "Custodian"), of all cash and/or securities due to or from the Account.  Investment Manager shall not act as Custodian for the Account, but may issue such instructions to the Custodian as may be appropriate in connection with the settlement of transactions initiated by Investment Manager pursuant to Paragraph 2 hereof.  Instructions of Investment Manager to Client and/or the Custodian shall be made in writing, which may include electronic communication, or, at the option of Investment Manager, orally and confirmed in writing as soon as practicable thereafter, and Investment Manager shall instruct all brokers and dealers executing transactions on behalf of the Account to forward to Client and/or the Custodian copies of all confirmations promptly after execution of those transactions.  Investment Manager shall not be responsible for any loss incurred by reason of any act or omission of any broker or dealer or the Custodian.
8. Reports to Investment Manager.  Client will provide, or instruct the Custodian to provide, Investment Manager with such periodic reports concerning the status of the Account as Investment Manager may reasonably request.
9. Confidential Relationship.  All information furnished by either party to the other hereunder, including their respective agents and employees, shall be treated as confidential, and shall not be disclosed to third parties except as required by applicable law.
By execution of this agreement, Client hereby grants consent to Investment Manager and permits the disclosure of Client's identity on Investment Manager's representative list of clients.

10. Service to Other Clients.  It is understood that Investment Manager performs investment advisory services for various clients including investment companies as well as to fiduciary and other managed accounts and Client acknowledges and agrees that Investment Manager will not devote its full time to Client under this Agreement, and nothing herein shall be deemed to limit or restrict the right of Investment Manager or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.  Client agrees that Investment Manager may continue to provide advice and take action with respect to any of its other clients which may differ from advice given or the time or nature of action taken with respect to the Account.  It is understood that Investment Manager shall not have any obligation to purchase or sell, or to recommend for purchase or sale, for the Account any security which Investment Manager, its principals, affiliates or employees may purchase or sell for its or their own accounts or for the account of any other client.  Nothing herein contained shall be construed to prevent the Investment Manager, or any of its officers, directors affiliates and/or employees, in any way from purchasing or selling any securities for its or their own account prior to, simultaneously with, or subsequent to any recommendation to the Account.
11. Allocation of Brokerage.  Where Investment Manager places orders for the execution of transactions for the Account, Investment Manager may allocate such transactions to such brokers and dealers for execution on such markets, at such prices and at such commission rates as in the good faith judgment of Investment Manager will be in the best interest of the Account, taking into consideration in the selection of such brokers and dealers not only the available prices and rates of brokerage commissions, but also other relevant factors (such as, without limitation, execution capabilities, research and other services provided by such brokers or dealers which are expected to enhance the general portfolio management capabilities of Investment Manager) without having to demonstrate that such factors are of a direct benefit to the Account.  Accordingly, the Investment Manager shall seek best execution in transactions, but shall have no obligation to seek the lowest commission cost to the Account.
12. Inside Information.  Investment Manager shall have no obligation to seek to obtain any material nonpublic ("inside") information about any issuer of securities, or to purchase or sell, or to recommend for purchase or sale, for the Account the securities of any issuer on the basis of any such information as may come into its possession.
13. Fees.  The compensation to Investment Manager for its services under this Agreement shall be calculated and paid in accordance with the Schedule of Fees attached hereto as Exhibit B.

14. Valuation.  In computing the market value of any investment of the Account, each security shall be valued in a manner determined in good faith by Investment Manager to reflect its fair market value and consistent with generally accepted principles of valuation utilized in the investment management industry.
15. Investment Objectives and Restrictions; Securities Lending.  It will be Client's responsibility to advise Investment Manager of the investment objectives of the Account and of any changes or modifications therein as well as any specific investment restrictions applicable thereto and to give Investment Manager prompt written notice if Client deems any investments recommended or made for the Account to be in violation of such objectives or restrictions.
To the extent Client, through the Custodian or other third party agent, participates in a securities lending program, the Investment Manager shall not be responsible for losses or liabilities, including, without limitation, overdraft fees, loss of opportunity to participate in corporate actions or exchanges or other trade failure, resulting from Client's participation in such securities lending program, unless such losses are due solely to the gross negligence, willful misconduct or bad faith of the Investment Manager.
16. Term.  This Agreement shall commence as of the date hereof, and shall continue automatically thereafter for successive annual periods ending on the anniversary date of the effective date.
17. Termination; Assignment.  This Agreement may be terminated at any time by either party giving to the other sixty (60) days written notice of such termination without penalty.  Fees paid in advance hereunder will be prorated to the date of termination specified in the notice of termination, and any unearned portion thereof will be refunded to Client.  This Agreement shall automatically terminate in the event of its assignment, as that term is defined in the Investment Company Act of 1940.
18. Notices.  Any notice, instruction, request, consent, demand, or other communication required or contemplated by this Agreement, other than routine transactions, shall be in writing and shall be given or made or communicated by telecopy or by United States registered or certified mail, postage pre-paid, return receipt requested addressed as follows:
If to Client:	___________________________ ___________________________ ___________________________ ___________________________ FAX: (___) ___-____

If to Investment Manager:	[Client Service Executive Name] Western Asset Management Company 385 E. Colorado Blvd. Pasadena, CA 91101 FAX: [Enter CSE Fax]
with a copy to:	General Counsel Western Asset Management Company 385 E. Colorado Blvd. Pasadena, CA 91101 FAX: (626) 844-9450

19. Miscellaneous.
a.	This Agreement represents the entire agreement between the parties and supersedes all prior negotiations, representations and agreements, whether written or oral.

b.
Should any portion of this Agreement be judicially determined to be illegal or unenforceable, the remainder of the Agreement shall continue in full force and effect and either party may renegotiate the terms affected by the severance.

c.
The construction, interpretation and enforcement of this Agreement shall be governed by the laws of the State of California, to the extent not pre-empted by the federal securities laws, the federal tax code or ERISA.  The Courts of the State of California shall have jurisdiction over this Agreement and the parties, and the venue shall be any suitable state or federal court located in Los Angeles County, California.

d.
Neither party shall be liable for failure to perform under this Agreement if such failure to perform arises out of causes beyond the control and without the fault or negligence of the nonperforming party.  Such causes may include, but are not limited to, acts of God or the public enemy, fires, floods, epidemics, quarantine restrictions, freight embargos, unusually severe weather and acts of terrorism.  This provision shall not be effective unless the failure to perform is beyond the control and without the fault or negligence of the nonperforming party.

e.	The waiver of any breach of any term or condition in this Agreement shall not be deemed a waiver of any prior or subsequent breach.
f.	Subject to all the terms and provisions hereof, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
g.	No amendment to this Agreement shall be effective unless it is in writing and executed by all parties

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION.  THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE.  CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

IN WITNESS WHEREOF, the parties have agreed to the foregoing as of the date first above written.

WESTERN ASSET MANAGEMENT COMPANY

___________________________________________

By: _______________________________________
Its:  ______________________________

___________________________________________

___________________________________________

By:  _______________________________________
Its:  ______________________________

INSTRUCTIONS FOR SIGNING PROXIES
The following general rules for signing proxies may be of assistance to you and may help avoid the time and expense involved in validating your vote if you fail to sign your proxy properly.

1.	INDIVIDUAL ACCOUNTS: sign your name exactly as it appears in the registration on the proxy.

2.	JOINT ACCOUNTS: either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy.

3.	ALL OTHER ACCOUNTS: the capacity of the individual signing the proxy should be indicated unless it is reflected in the form of registration. For example:

	Registration		Valid Signature

CORPORATE ACCOUNTS

	(1)	ABC Corp.	ABC Corp. John Doe, Treasurer

	(2)	ABC Corp.	John Doe, Treasurer

	(3)	ABC Corp. c/o John Doe	John Doe, Treasurer

	(4)	ABC Corp. Profit Sharing Plan	John Doe, Trustee

PARTNERSHIP ACCOUNTS

	(1)	The ABC Partnership	Jane B. Smith, Partner

	(2)	Smith and Jones, Limited Partnership	Jane B. Smith, General Partner

TRUST ACCOUNTS

	(1)	ABC Trust	Jane B. Doe, Trustee

	(2)	Jane B. Doe, Trustee u/t/d 12/28/78	Jane B. Doe, Trustee

CUSTODIAL OR ESTATE ACCOUNTS

	(1)	John B. Smith, Cust. f/b/o	John B. Smith

	(2)	Estate of John B. Smith	John B. Smith, Jr., Executor

Leeward Investment Trust
Ultra Short Prime Fund
A series of the Leeward Investment Trust

 Special Meeting of Shareholders on September 18, 2017
Proxy Solicited on Behalf of the Board of Trustees
The undersigned hereby appoints Katherine M. Honey as proxy with full power of substitution to act for and vote on behalf of the undersigned all shares of the Ultra Short Prime Fund, which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held at the offices of The Nottingham Company, 116 South Franklin Street, Rocky Mount, North Carolina 27804, at 3:00 p.m. Eastern Time on September 18, 2017, as set forth in the Notice of Special Meeting of Shareholders and the accompanying Proxy Statement dated September 5, 2017, receipt of which is acknowledged by the undersigned. PLEASE INDICATE ANY CHANGE OF ADDRESS BELOW. This proxy may be revoked at any time prior to the exercise of the powers conferred thereby.
The Board of Trustees recommends voting "FOR" the proposal with respect to the Fund. You may only complete this proxy with respect to the Fund if you were a shareholder of record of the Fund as of August 1, 2017.
Proposal
To approve an Investment Advisory Agreement for the Ultra Short Prime Fund with Western Asset Management Company, the Fund's proposed investment advisor.	FOR	AGAINST	ABSTAIN
	☐	☐	☐

THE PROXY IS AUTHORIZED IN HER DISCRETION TO VOTE UPON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.
 [name / shares / account number]
In order to vote your shares, please sign and date this proxy and return it by mail using the envelope provided.  By returning this proxy, you authorize the proxy to vote on the proposal as marked, or, if not marked, your shares will be voted in favor of approving the investment advisory agreement described.
The Notice of Special Meeting of Shareholders and the Proxy Statement are available on the internet at http://www.ncfunds.com/ultraprimeproxy/.

Signature:	Signature (if shares held jointly):

By:	By:
Print Name:	Print Name:
Date:	Date:

Please sign your name or names as they appear to authorize the voting of your shares as indicated. Where shares are registered with joint owner, all joint owners should sign. Persons signing as executors, administrators, trustees, etc., should so indicate.